SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: November 15, 1996



                                  CONSECO, INC.

                             State of Incorporation:
                                     Indiana


       Commission File Number                        IRS Employer Id. Number
            No. 1-9250                                    No. 35-1468632

                     Address of Principal Executive Offices:
                         11825 North Pennsylvania Street
                              Carmel, Indiana 46032

                                  Telephone No.
                                 (317) 817-6100



S:\ACCTING\SECRPT\CNC8-K96.NOV

                        CONSECO, INC. AND SUBSIDIARIES



ITEM 5.  OTHER EVENTS.

     The unaudited pro forma consolidated financial statements of Conseco, Inc. and its consolidated subsidiaries ("Conseco") as of and for the nine months ended September 30, 1996, attached as Exhibit 99.2, update Conseco's unaudited pro forma consolidated financial statements filed as Exhibit 99.2 to Conseco's quarterly report on Form 10-Q for the quarterly period ended September 30, 1996, to reflect: (i) the increase in the aggregate liquidation amount of the planned offering of trust originated preferred securities from $200 million to $275 million; and (ii) the increase in the aggregate liquidation amount of a planned additional offering of trust originated preferred securities from $150 million to $225 million. In addition, the assumed distribution rate and expenses associated with both planned offerings were updated to reflect current market conditions. Such transactions are described further in the notes accompanying the pro forma consolidated financial statements.

     The pro forma consolidated financial statements are not necessarily indicative of what the financial position or results of operations actually would have been if the transactions had occurred at the dates indicated. Furthermore, the pro forma consolidated financial statements are not intended to be indicative of Conseco's future financial position or future results of operations and should be read in conjunction with the historical consolidated financial statements and related notes thereto included in Conseco's Form 10-Q for the quarterly period ended September 30, 1996.

                         CONSECO, INC. AND SUBSIDIARIES





ITEM 7(c).      EXHIBITS.




99.2      Pro Forma  Consolidated  Financial  Statements  of  Conseco,  Inc. and
          Subsidiaries

                         CONSECO, INC. AND SUBSIDIARIES




                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: November 15, 1996

                                         CONSECO, INC.




                                          By:  /s/ROLLIN M. DICK
                                               ----------------------
                                               Rollin M. Dick
                                               Executive Vice President
                                                 and Chief Financial Officer





























S:\ACCTING\SECRPT\CNC8-K96.NOV